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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference of our report dated May 10, 1996, with respect to the financial statements of WizardWorks Group, Inc. included in GT Interactive Software Corp.'s Annual Report on Form 10-K for the year ended December 31, 1996, and to all references to our firm in this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 (Registration No. 333-14441) of GT Interactive Software Corp. for the registration of 3,458,375 shares of its Common Stock.


                                          ERNST & YOUNG LLP

Minneapolis, Minnesota

April 28, 1997